Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Twinlab Corporation on Form S-8 of our reports dated February 10, 2000, appearing in the Annual Report on Form 10-K of Twinlab Corporation for the year ended December 31, 1999.


/S/ DELOITTE & TOUCHE LLP
Jericho, New York
May 11, 2000